EXHIBIT 10.36
AMENDMENT No. 1 TO
CELL LINE COLLABORATION AND LICENSE AGREEMENT
THIS AMENDMENT NO. 1 (this “Amendment”), dated as of January 1, 2006 (the “Effective Date”), by and between Athersys, Inc, a Delaware corporation having its principal offices at 3201 Carnegie Avenue, Cleveland, Ohio 44115 (“Athersys”), and Bristol-Myers Squibb Company, a Delaware corporation having offices at Route 206 and Province Line Road, Princeton, New Jersey 08543 (“BMS”). Athersys and BMS may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     A. Athersys and BMS are parties to the Cell Line Collaboration and License Agreement, dated as of July 1, 2002 (the “Agreement”), whereby BMS has engaged Athersys to create a designated minimum number of cell lines over a three-year period using Athersys’ proprietary RAGE-VT technology, and to obtain license rights to use such cell lines for internal research, development and commercialization of pharmaceutical products (“Subject Matter”).
     B. The Parties desire to amend the Agreement to acknowledge that BMS has fulfilled its obligation to propose and accept a minimum number of RAGE VT cell lines under the Agreement.
     C. Concurrently with the execution of this Amendment, the Parties are entering into a new collaboration agreement (the “Extended Collaboration and License Agreement”) to provide for the creation of additional, new RAGE-VT cell lines by Athersys for BMS’ use, and the providing of such new cell lines will be governed by the new collaboration agreement.
NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:
1.	As of the Effective Date of this Amendment and upon execution of the Extended Collaboration and License Agreement, the Parties acknowledge and agree that BMS has fulfilled all of its obligations to nominate and accept a minimum number of Collaboration Cell Lines over the three (3) year period as set forth in Section 2.1(d) of the Agreement.

2.	This Amendment and the Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof.

3.	Except as specifically stated herein, all other terms and conditions of the Agreement remain unchanged, and any capitalized term which is not defined in this Amendment shall have the meaning ascribed to it in the Agreement. To the extent that any term of the Agreement conflicts with this Amendment , the terms of this Amendment shall apply.
4.	This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Amendment were upon the same instrument.

5.	This Amendment shall be construed in accordance with and governed by the internal substantive law of the State of New York, without giving effect to its conflict of laws rules and regulations.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment by their duly authorized representatives.

ATHERSYS, INC.		BRISTOL-MYERS SQUIBB COMPANY

By:		By:

	Name:		Name:
	Title:		Title:
Date:		Date: